NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

HYPERTENSION DIAGNOSTICS, INC.

COMMON STOCK PURCHASE WARRANT

Dated as of: August 31, 2013	Exercise Amount: 5,224,438 shares of
Date of Issuance: October 10, 2013	Common Stock
Mandatory Redemption Date: **

Redemption Amount: As defined in the Credit Agreement

FOR VALUE RECEIVED, HYPERTENSION DIAGNOSTICS, INC., a corporation incorporated under the laws of the State of Minnesota (the “Company”), hereby grants to TCA GLOBAL CREDIT MASTER FUND, LP (the “Purchaser”), or its assigns (the Purchaser and/or any Person or Persons to whom the Purchaser or an assignee has assigned this Common Stock Purchase Warrant (as amended, supplemented, revised, extended and/or replaced from time to time, this “Warrant”) pursuant to Section 7 hereof is referred to as “Holder”), the right to purchase from the Company at the Exercise Price (as defined below) 5,224,438 shares of the Common Stock (the “Warrant Interest”).

This Warrant was issued pursuant to, and is subject to, the terms of the Senior Secured Revolving Credit Facility Agreement, dated as of August 31, 2013 and effective as of the issuance date hereof (as amended, restated, modified or supplemented from time to time, by and between the Company and the Purchaser, the “Credit Agreement”). Capitalized terms used in this Warrant but not defined herein shall have the meanings set forth in the Credit Agreement.

This Warrant is subject to the following provisions:

Section 1.          Exercise of Warrant.

1A.         Exercise Period. Holder may exercise, in whole or in part, the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance to and including the fifth (5th) anniversary of the Date of Issuance (the “Exercise Period”), subject however to the Company’s right to repurchase this Warrant from the Holder for an amount equal to the Redemption Amount.

1B.         Exercise Procedure.

(i)          This Warrant shall be deemed to have been exercised in respect of the Warrant Interest subject to such exercise when the Company has received all of the following items (the “Exercise Time”):

(a)          this Warrant;

(b)          a completed Exercise Agreement, in the form substantially as set forth in Exhibit I hereto, executed by the Person exercising all or part of the purchase rights represented by this Warrant;

(c)          any of the following (1) a check payable to the Company in an amount equal to One United States Dollar (US$1.00) (the “Exercise Price”), (2)  a written notice to the Company that Holder is exercising this Warrant (or a portion thereof) by authorizing the Company to reduce the outstanding principal balance of any debt instrument of the Company held by Holder (including, without limitation, any Note issued to and held by the Holder under the Credit Agreement) by an amount equal to the Exercise Price of the Warrant Interest being purchased upon such exercise, or (3) any combination of the foregoing.

(ii)         If certificated, certificates for the Warrant Interest issuable upon exercise of this Warrant shall be delivered by the Company to Holder within five (5) Business Days after the date of the Exercise Time. Unless this Warrant has expired or one hundred percent (100%) of the Warrant Interest issuable hereunder have been issued, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five (5) Business Day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

(iii)        The Warrant Interest issuable upon the exercise of this Warrant shall be deemed to have been issued to Holder at the Exercise Time, and Holder shall be deemed for all purposes to have become the record holder of such Warrant Interest at the Exercise Time regardless of any failure of the Company to deliver to Holder or such other Person certificates for Warrant Interest issuable upon exercise of this Warrant.

(iv)        The issuance of the Warrant Interest upon exercise of this Warrant shall be made without charge to Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of the Warrant Interest. The Warrant Interest issuable upon exercise of this Warrant shall, upon payment of the Exercise Price therefore, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes and liens.

(v)         The Company shall assist and cooperate with Holder in making any required governmental filings or obtaining any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

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(vi)        The Company shall take all such actions as may be necessary to assure that all such Warrant Interest may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange.

1C.         Exercise Agreement. The Exercise Agreement shall be substantially in the form set forth in Exhibit I hereto, except that if the Warrant Interest is not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the Warrant Interest is to be issued, and if the number of Warrant Interest to be issued does not include one hundred percent (100%) of the Warrant Interest issuable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

1D.         Effect of Exercise. Upon exercise of this Warrant, the Company shall stamp “EXERCISED” on the face of this Warrant and return the original Warrant to Holder, it being understood that all of Holder's and the Company's rights and obligations under this Warrant shall survive the exercise hereof.

1E.         Regulatory Problem. In the event Holder determines that it has a Regulatory Problem (as defined below), Holder shall have the right to transfer all or any portion of its interest in the Company without regard to any restriction on transfer (other than federal and state securities laws restrictions) set forth in this Warrant or the Credit Agreement and the Company agrees to take all such actions as are reasonably requested by Holder in order to (i) effectuate and facilitate any transfer by Holder of all or any portion of its interests to any person designated by Holder (subject to compliance with applicable federal and state securities laws) or (ii) to permit Holder (or any affiliate thereof) to exchange all or any portion of the Warrant Interest then held by, or issuable to, it for interests of a class of non-voting interests of the Company, which non-voting interests shall be identical in all respects to the Warrant Interest, except such interests shall be non-voting and shall be convertible into voting interests on such terms as are requested by such Holder in light of regulatory considerations then prevailing. The Company agrees to enter into such additional agreements, adopt such amendments hereto and to the organizational documents of the Company and to take such additional actions as are reasonably requested by Holder in order to effectuate the intent of the foregoing. For purposes hereof, a “Regulatory Problem” means any set of facts or circumstances wherein Holder is not entitled to hold, or exercise any significant right with respect to, the Warrant Interest or would be subject to withholding of interest on any debt instrument, additional material regulatory or legal requirements if it holds Warrant Interest.

1F.         Limitations. The Company shall not affect any exercise of this Warrant, and the Holder shall not have the right to exercise one hundred percent (100%) of the Warrant Interest to the extent that after giving effect to Exercise Agreement submitted by the Holder, the Holder (together with its Affiliates and any Persons acting as a group together with the Holder or any of the its Affiliates) would beneficially own shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined herein). To ensure compliance with this restriction, prior to delivery of the Exercise Agreement, the Holder shall have the right to request that the Company provide to the Holder a written statement of the percentage ownership of the Company's Common Stock that would be beneficially owned by the Holder and its Affiliates in the Company if the Holder exercised such portion of the Warrant then intended to be exercised by the Holder. The Company shall, within two (2) Business Days of such request, provide the Holder with the requested information in a written statement, and the Holder shall be entitled to rely on such written statement from the Company in delivering its Exercise Agreement and ensuring that its ownership of the Company's Common Stock is not in excess of the Beneficial Ownership Limitation. The restriction described in this Section may be waived by the Holder, in whole or in part, upon notice from the Holder to the Company to increase such percentage.

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For purposes of this Warrant, the “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The limitations contained in this Section shall apply to a successor holder of this Warrant. For purposes of this Warrant, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

Section 2.           Company’s Obligation and Rights to Repurchase the Warrant and Warrant Interest. The Holder shall have the right, exercisable on or following the Mandatory Redemption Date, to cause the Company to purchase the entire amount of the Warrant held by such Holder, or all the Warrant Interest that have been issued to such Holder upon the exercise of this Warrant at a price equal to the Redemption Amount. Such right shall be exercisable by the Holder by delivery of written notice to the Company specifying the date on which such repurchase shall occur. On the date of purchase, the Holder shall surrender this Warrant to the Company against payment of the Redemption Amount by wire transfer to an account designated by the Holder.

Section 3.          No Voting Rights; Limitations of Liability. This Warrant shall not entitle the holder hereof to any voting rights or other rights as an interest holder of the Company. No provision hereof, in the absence of affirmative action by Holder to purchase Warrant Interest, and no enumeration herein of the rights or privileges of Holder shall give rise to any liability of such holder for the Exercise Price of Warrant Interest issuable by exercise hereof or as an interest holder of the Company.

Section 4.          Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable to any Person, in whole or in part, without charge to Holder, upon surrender of this Warrant with properly executed evidence of assignment or transfer.

Section 5.          Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by Holder at the principal office of the Company, for new warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new warrants shall represent such portion of such rights as is designated by Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the “Date of Issuance” hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

Section 6.          Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, the Company shall execute and deliver, in lieu thereof, a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

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Section 7.          Notices. Except as otherwise provided herein, the Company waives all notices and demands in connection with the enforcement of Holder’s rights hereunder. All notices, requests, demands and other communications provided for hereunder shall be in writing, sent by certified or registered mail, postage prepaid, by facsimile, telegram or delivered in person, and addressed as follows:

If to the Company:	2915 Waters Road, Suite 108
Eagan, MN 55121
Attention: Kenneth Brimmer
Facsimile: (952) 545-2795

With a copy to:	Maslon Edelman Borman & Brand, LLP
(which shall not constitute notice)	3300 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402
Attention: Doug Holod
Facsimile: (612) 642-8313

If to the Holder:	TCA Global Credit Master Fund, LP
1404 Rodman Street
Hollywood, FL 33020
Attention: Robert Press
Facsimile: (786) 323-1651

With a copy to:	Lucosky Brookman LLP
(which shall not constitute notice)	101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Attention: Seth A. Brookman, Esq.
Facsimile: (732) 395-4401

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

Section 8.          Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a written instrument or written instruments executed by the Company and the Holder. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company or Holder in any case shall entitle the Company or Holder to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected shall be binding upon Holder and the Company.

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Section 9.          MANDATORY FORUM SELECTION. TO INDUCE HOLDER TO PURCHASE THE WARRANT, THE COMPANY IRREVOCABLY AGREES THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS WARRANT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS WARRANT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW. THE COMPANY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE COMPANY AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

Section 10.         Governing Law. Except in the case of the Mandatory Forum Selection Clause, which clause shall be governed and interpreted in accordance with Florida law, this WARRANT shall be delivered and accepted in and shall be deemed to be A CONTRACT made under and governed by the internal laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

Section 11.         Headings. Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

Section 12.         Severability. The invalidity, illegality, or unenforceability in any jurisdiction of any provision under this Warrant shall not affect or impair the remaining provisions in this Warrant.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers and to be dated the Date of Issuance hereof.

HYPERTENSION DIAGNOSTICS, INC.

By:
Name:	Kenneth W. Brimmer
Title:	Chief Executive Officer

EXHIBIT I

EXERCISE AGREEMENT

To:	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant hereby agrees to subscribe for the purchase of           % of the Warrant Interest covered by such Warrant and makes payment herewith in full therefor in accordance with the terms of such Warrant at the price per share provided by such Warrant.

Signature

Address